EXHIBIT INDEX


          (d)(4) Amended and Restated Investment Advisory Agreement between the Registrant, on behalf of Weiss Treasury Only Money Market Fund, and Weiss Money Management, Inc.

          (d)(5) Sub-Advisory Agreement between Weiss Money Management, Inc., with respect to Weiss Millennium Opportunity Fund and Weiss Treasury Only Money Market Fund, and Delray Financial Corporation.

          (p)(3)    Code of Ethics of Delray  Financial  Corporation  filed with
                    this   Post-Effective   Amendment  No.  12  to  Registrant's
                    Registration Statement on Form N-1A.

          (i)       Opinion and Consent of Dechert to be filed by amendment.

          (j) Consent and Report of Independent Accountants to be filed by amendment.